EXHIBIT 10.3



         2003-2005 Lexmark International, Inc. Long-Term Incentive Plan

                                    Agreement

The Long-Term Incentive Plan (the "LTIP") agreement between Lexmark International, Inc., a Delaware corporation (the "Company") and the person specified on the signature page (the "Participant") is entered into as of January 1, 2003.

This document is a summary of the principal terms governing the 2003-2005 LTIP. This LTIP is subject to the terms of the Lexmark International, Inc. Stock Incentive Plan (the "Plan") as amended and restated April 30, 2003. In the event of any conflict or inconsistency between the terms of this LTIP and the terms of the Plan, the terms of the Plan shall control. It is important that the Participant read and understand the Plan and does not rely solely on the brief description that follows.

Overview
--------

The 2003-2005 LTIP is designed to reward the achievement of specific financial objectives over a three-year period. The Compensation and Pension Committee (the "Committee") of the Board of Directors of the Company established the financial objectives set out below for the performance period beginning 1/1/2003 and ending 12/31/2005.

Depending upon the Company's attainment of the financial objectives, the Participant will be eligible to receive a payment under the LTIP, as set out below. Failure to reach minimum financial results for all three objectives will result in no payout under the LTIP.

Plan Measurements
-----------------

For the performance period beginning 1/1/2003 and ending 12/31/2005, the Committee has established the following aggregate performance measures.

                             [Performance Measures]




Target Opportunity
------------------

The LTIP awards are denominated in cash but may be paid in either cash, stock or a combination of cash and stock in the Committee's discretion. For this Performance Period, your target award is _____________.

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For any payout to occur,  either (a) both [Objective 1] and [Objective 2] or (b)
[Objective 3] minimum objectives must be attained. The chart below and the examples in Attachment A illustrate how the LTIP awards will be calculated. It should be noted that the attainment of the [Objective 2] objective serves as a multiplier applied to the part of the award based on attainment of the [Objective 1] objective.

                              [Performance Targets]

Forfeiture of the Award
-----------------------

The Participant acknowledges that the opportunity for a long-term incentive award has been granted as an incentive to the Participant to remain employed by the Company and to exert his or her best efforts to enhance the value of the Company over the long-term. Accordingly, the Participant agrees that if he or she (a) within 12 months of termination of employment with the Company accepts employment with a competitor of the Company or otherwise engages in competition with Company, or (b) within 36 months of termination of employment with Company, acts against the interests of Company, including recruiting or employing, or encouraging or assisting the Participant's new employer to recruit or employ, any employee of the Company without Company's prior written consent, or (c) discloses or otherwise misuses confidential Company information or material, each of these constituting a harmful action, then the Participant shall repay to Company the amount of the award received under the terms and conditions of this LTIP. The Committee shall have the right not to enforce the provisions of this paragraph with respect to the Participant.

Termination of Employment
-------------------------

Except in the event of death or long-term disability, the Participant must be employed at the end of the performance period (12/31/2005) to receive a payout. If the Participant should die or become disabled during the performance period, the payout, if any is achieved based on actual financial performance over the performance period, will be prorated.

Interpretation;Construction
---------------------------

All powers and authority conferred upon the Committee pursuant to any term of the Plan or the LTIP shall be exercised by the Committee, in its discretion. All determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan or the LTIP shall be final, binding and conclusive. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.



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Amendment
---------

The Committee shall have the right to alter or amend this LTIP, from time to time, as provided in the Plan in any manner for the purpose of promoting the objectives of the Plan, provided that no such amendment shall impair the Participant's rights under this LTIP without the Participant's consent. Subject to the preceding sentence, any alteration or amendment to this LTIP by the Committee shall, upon adoption by the Committee, become and be binding and conclusive. The Company shall give written notice to the Participant of any such alteration or amendment of this LTIP as promptly as practicable after the adoption. This LTIP may also be amended in writing signed by both the Company and the Participant.

No Guarantee of Employment or Future Incentive Awards
-----------------------------------------------------

Nothing in the Plan or this LTIP shall be deemed to:

(a) interfere with or limit in any way the right of the Company or any Subsidiary to terminate the Participant's employment at any time for any reason, with or without cause;
(b) confer upon the Participant any right to continue in the employ of the Company or any Subsidiary; and
(c) provide Participant the right to receive any Incentive Awards under the Plan in the future or any other benefits the Company may provide to some or all of its employees.

Applicable Law
--------------

This LTIP shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws and excluding any conflict or choice of law rule or principle that may otherwise refer construction or interpretation of this LTIP to the substantive law of another jurisdiction.




Sign and date the document to acknowledge that you have read the terms of this document and understand that the Company's Long-term Incentive award is subject to the provisions of the Lexmark International, Inc. Stock Incentive Plan and that you agree to the terms and conditions contained herein and therein.

BY:_____________________________________________________
   -----------------------------------------------------


SIGNATURE:_____________________________________________
          ---------------------------------------------

DATE:_______________________
     -----------------------


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Attachment A - Long-Term Incentive Plan Examples
------------------------------------------------




                       [Performance Targets and Examples]